UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CONNECTICUT WATER SERVICE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2013

Dear Fellow Shareholder:

Recently, our Annual Report and Proxy Statement were mailed to you for our Annual Meeting of Shareholders, scheduled to be held on May 9, 2013.
We ask that you give this material your attention and take the opportunity to vote, regardless of the number of shares you own. If you have already cast your vote, thank you very much for your participation. If you have not yet had the opportunity to vote, we encourage you to review the Proxy Statement and to vote your shares as soon as possible. We have included another proxy card to facilitate voting; you have the option of voting on the internet, by telephone or by signing and returning the proxy card.
Please note that your shares cannot be voted without your instructions.
If you have any questions, please contact the Company at 1-877-366-1576.
We look forward to your participation in our Annual Meeting, and it would be our pleasure to welcome you to the Annual Meeting, if you are able to attend.

Sincerely,

Kristen A. Johnson
Corporate Secretary